    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2000

                                                      REGISTRATION NO. 333-14613

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             WASTE MANAGEMENT, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                        73-1309529
(State or other jurisdiction of incorporation or            (I.R.S. Employer
              organization)                               Identification Number)

                                   ----------

                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77001
                                 (713) 512-6200
   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)

                                   ----------

                WASTE MANAGEMENT, INC. 1993 STOCK INCENTIVE PLAN

                           (Full titles of the Plans)

                                   ----------

                             LAWRENCE O'DONNELL, III
                             WASTE MANAGEMENT, INC.
                               1001 FANNIN STREET
                                   SUITE 4000
                              HOUSTON, TEXAS 77002
                                 (713) 512-6200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

         Waste Management, Inc., a Delaware corporation formerly known as USA Waste Services, Inc. (the "Company"), registered the issuance of up to 5,500,000 shares of its common stock, par value $0.01 per share (the "Common Stock"), on Registration Statement on Form S-8 No. 333-14613 (the "Registration Statement") pursuant to the Waste Management, Inc. 1993 Stock Incentive Plan (the "Plan"). A total of 833,349 shares have been issued pursuant to the Plan under the Registration Statement. The Company's Board of Directors has adopted, and the stockholders approved, amendments to the Plan pursuant to which the number of shares available for purchase under the Plan was increased by 20,000,000 shares. On September 1, 2000, the Company filed a registration statement on Form S-8
No. 333-45066 (the "New Registration Statement") registering the issuance of up to 24,666,651 shares pursuant to the Plan, including 20,000,000 additional shares, and the 4,666,651 shares remaining available for issuance on this Registration Statement.

         In accordance with the principles set forth in Interpretation 89 under Section G "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to Form S-8, the Company is hereby removing the remaining 4,666,651 shares from registration, which represents the 5,500,000 shares originally registered pursuant to this Registration Statement less the number of shares sold under this Registration Statement. The shares which are hereby removed from registration have been carried over to the New Registration Statement and continue to be registered on the New Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 5th day of September, 2000.


                                                   WASTE MANAGEMENT, INC.



                                                              *
                                                   ----------------------------
                                                   By:  A. Maurice Myers
                                                        President and
                                                        Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 5th day of September, 2000.



                   SIGNATURE                                                     TITLE
                   ---------                                                     -----

                       *                                     President, Chief Executive Officer and Chairman of the Board
------------------------------------------------                        (Principal Executive Officer)
A. Maurice Myers


                       *                                          Senior Vice President and Chief Financial Officer
------------------------------------------------                             (Principal Financial Officer)
William L. Trubeck




                       *                                              Vice President and Chief Accounting Officer
------------------------------------------------                             (Principal Accounting Officer)
Bruce E. Snyder





                       *                                                        Director
------------------------------------------------
H. Jesse Arnelle




                       *                                                        Director
------------------------------------------------
Pastora San Juan Cafferty




                       *                                                        Director
------------------------------------------------
Ralph F. Cox


                       *                                              Director
------------------------------------------------
Robert S. Miller




                       *                                              Director
------------------------------------------------
Paul M. Montrone




                       *                                              Director
------------------------------------------------
John C. Pope




                       *                                              Director
------------------------------------------------
Steven G. Rothmeier




                       *                                              Director
------------------------------------------------
Ralph V. Whitworth




*By:  /s/Amanda K. Maki
      ------------------------------------------
      Under Power of Attorney

                               INDEX TO EXHIBITS



EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------
24.1                    Power of Attorney